Delmarva Power & Light Company
$100,000,000 5.22% Notes due 2016
_______________________
Note Purchase Agreement
_______________________
Dated as of December 20, 2006

Schedule A	-	Information Relating to Purchasers
Schedule B	-	Defined Terms
Exhibit A	-	Form of Indenture Certificate and Note
Exhibit B	-	Form of Financial Guaranty Insurance Policy
Exhibit 4.4(a)	-	Form of Opinion of General Counsel of the Company
Exhibit 4.4(b)	-	Form of Opinion of Covington & Burling, Counsel for the Company
Exhibit 4.4(c)	-	Form of Opinion of Special Counsel for the Purchasers
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Delmarva Power & Light Company 800 King Street P.O. Box 231 Wilmington, DE 19899
Dated December 20, 2006
To Each of the Purchasers Listed in the Attached Schedule A:
Ladies and Gentlemen:

                       Delmarva Power & Light Company, a Delaware and Virginia corporation (the "Company"), agrees with the institutional investors listed in the attached Schedule A (the "Purchasers") to this Note Purchase Agreement (this "Agreement") as follows:

Section 1. Authorization of Notes.

                       The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of its 5.22% Notes due December 30, 2016 (the "Notes"). The Notes will be issued under and in accordance with the Indenture, dated as of November 1, 1988, between the Company and The Bank of New York Trust Company, N.A., trustee (the "Indenture Trustee"), as supplemented by an officers' certificate, to be dated the date of the Closing (the "Indenture Certificate"), establishing the terms of the Notes, such Indenture, as so supplemented, being herein called the "Indenture." The Indenture Certificate and the Notes shall be substantially in the form set out in Exhibit A hereto, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Payment of principal and interest on the Notes when due will be insured by a financial guaranty insurance policy (the "Financial Guaranty Insurance Policy") in substantially the form attached as Exhibit B hereto to be issued by MBIA Insurance Corporation (the "Insurer") simultaneously with the delivery of the Notes. Certain capitalized terms used herein shall have the meaning ascribed to such terms in the Indenture Certificate unless otherwise defined in Schedule B to this Agreement or the context hereof shall otherwise require.

Section 2. Sale and Purchase of Notes.

                       Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount, if any, specified opposite such Purchaser's name in Schedule A to this Agreement at the purchase price of 100% of the principal amount thereof.

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                       The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

Section 3. Closing.

                       The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Covington & Burling at 1201 Pennsylvania Avenue, NW, Washington, D.C., 20004, at 10:00 a.m., Eastern time, at a closing (the "Closing"), on December 20, 2006 or on such other Business Day thereafter on or prior to December 31, 2006 as the Company may designate upon five Business Days' notice to the Purchasers. At the Closing, the Company shall cause to be duly executed, authenticated and delivered to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of such Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to the account specified by the Company in accordance with Section 4.13. If at the Closing the Company shall fail to tender Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's reasonable satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement with respect to such Notes, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4. Conditions to Closing.

                       The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's reasonable satisfaction, prior to or at the Closing, of the following conditions:

          Section 4.1.   Representations and Warranties. The representations and warranties of the Company in this Agreement and the other Note Documents to which the Company is party shall be correct when made and at the time of the Closing (as if made at such time).

          Section 4.2.   Performance; No Default.   The Company shall have performed and complied with all agreements and conditions contained in this Agreement and each other Note Document to which it is party required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

                      (a)     Officer's Certificate.     The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.8 have been fulfilled.

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                      (b)     Secretary's Certificate. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes to be issued and sold at the Closing, this Agreement and the other Note Documents to which it is party.

         Section 4.4.   Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from Kirk J. Emge, Esq., General Counsel of the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser), (b) from Covington & Burling LLP, counsel for the Company, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser), and (c) from Dewey Ballantine LLP, special counsel for the Purchasers in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

          Section 4.5.   Purchase Permitted By Applicable Law, Etc. On the date of the Closing the purchase of Notes by each Purchaser shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof (excluding any of the foregoing which are of general application to the business of a Purchaser). If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

          Section 4.6.   Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the date of such Closing to the Purchasers pursuant to this Agreement; provided that if the condition set forth in this Section 4.6 is not satisfied as a result of the failure of any Purchaser to purchase any Notes that it is obligated to purchase under this Agreement, then another Institutional Investor approved by the Company may purchase the Notes scheduled to be purchased by the defaulting Purchaser on the date of the Closing and any such purchase shall be deemed to satisfy the requirement of this Section 4.6.

          Section 4.7.   Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the related Notes.

Section 4.8. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have
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succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5.
Section 4.9. Indenture Certificate. Prior to the Closing, the Indenture Certificate shall have been duly authorized and executed by the Company and delivered to the Indenture Trustee.

          Section 4.10.  Execution, Authentication and Delivery of Notes. The Note or Notes to be purchased by each Purchaser at the Closing shall have been duly authorized and executed by the Company, duly authenticated and delivered by the Indenture Trustee and duly delivered by the Company to each such Purchaser.

          Section 4.11.  Financial Guaranty Insurance Policy. At the Closing, the Financial Guaranty Insurance Policy shall have been duly authorized, executed and delivered by the Insurer to the Indenture Trustee and shall be in full force and effect and such Purchaser shall have received an opinion of counsel for the Insurer, dated the Closing, covering such matters as such Purchaser or such Purchaser's counsel may reasonably require. The Company will pay the premium with respect to, and any other fees and expenses in connection with, the Financial Guaranty Insurance Policy.

          Section 4.12.  Approvals. The Company shall have furnished to such Purchaser and such Purchaser's special counsel true and correct copies of all certificates, approvals, authorization and consents necessary for the execution, delivery or performance by the Company of this Agreement and the other Note Documents and for the issuance and sale of the Notes including, without limitation, the consents and approvals referred to in Section 5.7 of this Agreement and in the Indenture, if any.

          Section 4.13.  Funding Instructions. At least two Business Days prior to the date of the Closing, the Purchasers shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of the purchase price of the Notes and setting forth (a) the name and address of the transferee bank, (ii) such transferee bank's ABA number, (iii) the account name and number into which the purchase price for the Notes is to be deposited, and (iv) the name and telephone number of the account representative responsible for verifying receipt of such funds.

          Section 4.14.  Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents, and any such certificate of a Responsible Officer of the Company as to the matters contemplated herein, as such Purchaser or such Purchaser's special counsel reasonably may request.

Section 5. Representations and Warranties of the Company.
The Company represents and warrants to you as of the date hereof that:
Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and the Commonwealth
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of Virginia, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and any other Note Document and to perform the provisions hereof and thereof.

          Section 5.2.  Authorization, Etc. (a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the "Enforceability Exceptions").

                      (b)     The Indenture has been duly authorized by the Company; the Indenture (excluding the Indenture Certificate) has been, and, at the Closing, the Indenture will have been, duly authorized, executed and delivered by the Company; and the Indenture (excluding the Indenture Certificate) constitutes, and, at the Closing, the Indenture will constitute, the valid and legally binding obligation of the Company, enforceable, subject to the Enforceability Exceptions, in accordance with its terms.

                      (c)     The Notes have been duly authorized by the Company and, at Closing, will have been duly executed by the Company; and, when such Notes have been (i) authenticated and delivered by the Indenture Trustee and (ii) issued and delivered by the Company against payment of the purchase price therefor as provided in this Agreement, such Notes will constitute valid and legally binding obligations of the Company, enforceable, subject to the Enforceability Exceptions, in accordance with their terms and will be entitled to the benefits of the Indenture.

Section 5.3. No Significant Subsidiaries. The Company has no subsidiaries which would be deemed "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X.

          Section 5.4.  Disclosure. The Exchange Act Documents (including the financial statements included therein) (collectively, the "Disclosure Documents"), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made. Other than as set forth in the Disclosure Documents, since December 31, 2005, there has been no change in the financial condition, results of operations, or business of the Company and its Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.5. Financial Statements; Independent Auditors. (a) All of the financial statements (including in each case the related schedules and notes) contained in the Disclosure
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Documents fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates of such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments.

                      (b)     The accountants who audited certain of the financial statements and supporting schedules included in the Exchange Act Documents were, at the time of such audit, a registered public accounting firm and are independent with respect to the Company and its consolidated Subsidiaries, each within the meaning of the Exchange Act.

          Section 5.6.  Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the Notes and any other Note Document to which the Company is party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company's properties may be bound or affected, except for such contraventions, breaches, defaults or Liens as would not result in a Material Adverse Effect, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

          Section 5.7.  Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or any other Note Document to which the Company is party, or for the issuance and sale of the Notes, other than (i) the orders of the Delaware Public Service Commission and the Virginia State Corporation Commission (a) which are final and not subject to appeal and (b) with all the terms and conditions contained in which the Company has complied, and (ii) as may be required under state securities laws.

          Section 5.8.  Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in the Disclosure Documents, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                      (b)     Except as disclosed in the Disclosure Documents, the Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, is not in default under any term of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority and is not in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental

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Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          Section 5.9.   Taxes. The Company has filed all state and federal tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon the properties, assets, income or franchises of the Company, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company, as the case may be, has established reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. All necessary charges, accruals and reserves have been established in accordance with GAAP on the books of the Company in respect of federal and state taxes. The federal income tax liability of the Company has been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1997 subject to adjustment to the extent of any net operating or other loss or credit carrybacks from subsequent years.

          Section 5.10. Title to Property; Leases. (a) The Company has good and marketable title to all real property owned by the Company and good title to all other property owned by it, subject only to such exceptions, defects and qualifications as do not (i) affect the value of any such properties that are Material in any Material respect or (ii) affect the use made or proposed to be made of such properties by the Company in any Material respect.

(b) All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

          Section 5.11. Licenses, Permits, Etc. (a) The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known Material conflict with the rights of others.

                      (b)     To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

                      (c)     To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company.

          Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event,

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transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                      (b)     The present value of the aggregate benefit liabilities under the PHI Plan, determined as of the end of the PHI Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in the PHI Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of the PHI Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not contributed to or had any obligation to contribute to or had any liability with respect to any Multiemployer Plan.

                      (d)     The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(e) The PHI Plan is the only Defined Benefit Plan of the Company or its ERISA Affiliates.

          Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes (or any other debt securities the offering of which would be integrated pursuant to the integration principles under Section 4(2) of the Securities Act) for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 24 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the offer or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

          Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to repay existing Indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not

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constitute more than 2% of the value of the consolidated assets of the Company and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

          Section 5.15. Existing Indebtedness; Future Liens. (a) The Company's Form 10-K for the fiscal year ended December 31, 2005 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of December 31, 2005 prepared in accordance with GAAP, since which date there has been no Material increase in the amount of such Indebtedness (excluding Indebtedness issued for the purpose of refunding obligations of the issuer thereof outstanding on December 31, 2005, to the extent that the proceeds of such new Indebtedness have to date not been so applied). The Company is not in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness and no event or condition exists with respect to any such Indebtedness that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                      (b)     The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by the Indenture.

                      (c)     Except for that certain Credit Agreement, dated as of May 5, 2005 and amended on April 11, 2006, among Pepco Holdings, Inc., Potomac Electric Power Company, Atlantic City Electric Company, the Company, the financial institutions named therein, Citicorp USA, Inc., as syndication agent, and Wachovia Bank, National Association as the administrative agent, the Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company.

          Section 5.16. Foreign Assets Control Regulations, Etc. The use of the proceeds from the sale of the Notes will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company (a) is not and will not become a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (66 Fed. Reg. 49079 (2001)) or (b) knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such person. The Company is in compliance, in all material respects, with Title III of Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

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Section 5.17. Status under Certain Statutes. The Company is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended

          Section 5.18. Environmental Matters. Except as described in the Disclosure Documents and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending, or to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) to the knowledge of the Company, there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or Environmental Laws.

Section 5.19. Internal Controls. (a) The Company has established and maintains the following, among other, internal controls (without duplication),
(i) a system of "internal accounting controls" as contemplated in Section 13(b)(2)(B) of the Exchange Act ("Accounting Controls"); and
(ii) "disclosure controls and procedures" as such term is defined in Rule 13a-15(e) under the Exchange Act ("Disclosure Controls" and, together with the Accounting Controls, the "Internal Controls").
(b) The Internal Controls are evaluated by the Company periodically as appropriate and, in any event, as required by law;
(c) Based on the most recent evaluations of the Accounting Controls, the Accounting Controls perform the functions for which they were established in all material respects;

          (d)        As of September 30, 2006 (the most recent date as of which the effectiveness of the design and operation of the Disclosure Controls were evaluated by the Company), the Disclosure Controls were effective to provide reasonable assurance that material information relating to the Company that is required to be disclosed in reports filed with, or submitted to, the SEC under the Exchange Act (A) is recorded, processed, summarized and reported within the time periods specified by the SEC rules and forms and (B) is accumulated and communicated to

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management, including its chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure; and

          (e)        Since the respective dates as of which the Internal Controls were last evaluated, nothing has come to the attention of the Company that has caused the Company to conclude that (i) the Accounting Controls do not perform the functions for which they were established in all material respects or (ii) the Disclosure Controls are not effective (within the meaning of the evaluation standards identified above).

          Section 5.20. Compliance with Sarbanes-Oxley. The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC that have been adopted thereunder, all to the extent that such Act and such rules and regulations are in effect and applicable to the Company.

Section 6. Representations of the Purchaser.

          Section 6.1.   Purchase for Investment. You represent that you are (i) a "qualified institutional buyer" as defined by Rule 144A under the Securities Act and (ii) purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or such pension or trust fund's property shall at all times be within your or such pension and trust fund's control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

          Section 6.2.   Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

                       (a)     the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                       (b)     the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate

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account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; o

                       (c)     the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund, and the other conditions of PTE 90-1 or PTE 91-38, as applicable, are satisfied; or

                       (d)     (i) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), (ii) no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, (iii) the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, (iv) as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or greater interest in the Company, (v) as of the last day of its most recent calendar quarter, no person controlling or controlled by the QPAM owns a 20% or greater interest in the Company or owns a 10% or greater interest in the Company and exercises control over the management or policies of the Company by reason of its ownership interest, and (vi) the identity of such QPAM and, except where the Source satisfies the exception set forth in the last paragraph of Part I(a) of the QPAM Exemption, the names of all employee benefit plans whose assets are included in such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

                       (e)     the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

                       (g)     the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA and from Section 4975 of the Code.
12

                        As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 7. Information as to Company.

                        If the Company shall no longer file annual or quarterly reports with the SEC, the Company shall file with the Indenture Trustee and transmit to the Holders of the Notes, (i) within ninety (90) days after the end of each fiscal year the annual audited financial statements that would be required to be included in an annual report filed with the SEC pursuant to the Exchange Act for such fiscal year, and (ii) within forty-five (45) days after the end of each fiscal quarter the quarterly unaudited financial statements that would be required to be included in a quarterly report filed with the SEC pursuant to the Exchange Act for such fiscal quarter.

Section 8. Payment and Prepayment of the Notes.
Reference is made to the Form of Note attached to the Form of Indenture Certificate included in Exhibit A, hereto, for provisions relating to the payment and prepayment of the Notes.
Section 9. Affirmative Covenants.
Reference is made to Article Six of the Indenture for covenants of the Company.
Section 10. Negative Covenants.
Reference is made to Article Six of the Indenture and the Indenture Certificate for covenants of the Company.
Section 11. Events of Default.
Reference is made to Section 801 of the Indenture and the Indenture Certificate for Events of Default.
Section 12. Remedies on Default, Etc.
Reference is made to Sections 802 through 815 of the Indenture for remedies upon Events of Default and other related provisions.
Section 13. Registration; Exchange; Substitution of Notes.
Reference is made to Sections 305 and 306 of the Indenture for provisions relating to the registration, exchange and substitution of Notes.
Section 14. Payments on Notes.

          Section 14.1.  Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in accordance with the terms and provisions of the Indenture Certificate and the Indenture.

13

          Section 14.2. Home Office Payment. So long as you or your nominee shall be the Holder of any Note and you or your nominee shall have given written notice to the Paying Agent requesting that the provisions of this Section 14.2 apply (such notice hereby given in Schedule A to this Agreement), and notwithstanding anything contained in Section 14.1 or such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method (reasonably acceptable to the Paying Agent) or at such other address as you shall have from time to time specified to the Paying Agent in writing for such purpose, without the presentation or surrender of such Note. You hereby agree that (i) before any sale or other transfer by you or your nominee of any Note in respect of which any principal payments or prepayments have been made in the manner provided in this Section 14.2, you or your nominee, respectively, will present such Note to the Indenture Trustee in exchange for a new Note or Notes and in a principal amount equal to the unpaid principal amount of such Note and (ii) promptly following payment in full of any Note thereby, you, your nominee or subsequent Institutional Investor will promptly surrender such Note to the Indenture Trustee for cancellation. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2. Upon receiving payment as specified above without the presentation or surrender of any Note, you, your nominee or subsequent Institutional Investor shall be deemed to have agreed to indemnify the Company and the Indenture Trustee for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on either of their parts, arising out of or in connection with your, your nominee's or such subsequent Institutional Investor's failure to comply with the provisions of this Section 14.2, including the costs of defending itself in connection therewith, such indemnity to survive the payment of such Note and any resignation or removal of the Indenture Trustee. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.2 as though it were a party to this Agreement.

Section 15. Expenses, Etc.

          Section 15.1. Transaction Expenses. (a) Whether or not the transactions contemplated hereby are consummated, the Company will pay (and indemnify the Purchasers for) all reasonable costs and expenses (including reasonable attorneys' fees of a single special counsel hired by the Purchasers) incurred by the Purchasers, in connection with such transactions (including in connection with the filing or recordation of all financing statements and instruments as may be required by the Purchasers or the Indenture Trustee in connection with this Agreement or any Note Document, or any amendment thereto, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith). The Company will pay, and will hold each Purchaser harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by the Purchasers). The Company agrees to hold harmless and indemnify each Purchaser from and against any liability resulting from the failure to reimburse such Purchaser for any required documentary stamps, recordation and transfer taxes, recording costs, or any other expenses incurred by such Purchaser in connection with this Agreement which are required by the terms of this Agreement to be paid or reimbursed by the Company.

14

          Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any other Note Document, and the termination of this Agreement.

Section 16. Survival of Representations and Warranties; Entire Agreement.

                                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the other Note Documents, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other Holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or the other Note Documents shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17. Amendment and Waiver.

          Section 17.1. Requirements. In addition to and not in limitation of any rights of a Holder of Notes to amend or waive any provision of the Indenture, or consent to an amendment or waiver thereof, this Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5 or 6 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the Holder of each Note at the time outstanding affected thereby amend any of Sections 17 or 20.

Section 17.2. Solicitation of Holders of Notes.

                       (a)     Solicitation. The Company will provide each Holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Note Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

                       (b)     Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently

15
granted, on the same terms, ratably to each Holder of Notes then outstanding even if such Holder did not consent to such waiver or amendment.

          Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all Holders of Notes and is binding upon them and upon each future Holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          Section 17.4. Governing Documents. Anything in this Agreement to the contrary notwithstanding, any amendment, supplement or other modification of or to the Notes, the Indenture Certificate and/or the Indenture, or any waiver of any covenant or other obligation thereunder or of any Default or Event of Default, and the effect of any thereof, shall be governed solely by the provisions of the Indenture.

Section 18. Notices.

                         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges paid by the sender). Any such notice must be sent:

          (i)      if to you or your nominee, to you or it at the address specified for such communications in Schedule A to this Agreement, or at such other address as you or it shall have specified to the Company in a notice that satisfies the requirements of this Section 18,

(ii) if to any other Holder of any Note, to such Holder at such address as such other Holder shall have specified to the Company in a notice that satisfies the requirements of this Section 18, or

          (iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Assistant Treasurer, or to 701 Ninth Street, N.W., Washington, D.C., 20068, attention to Treasurer, or at such other address as the Company shall have specified to the Holder of each Note in a notice that satisfies the requirements of this Section 18.

Notices under this Section 18 will be deemed given only when actually received.
16
Section 19. Reproduction of Documents.

                        This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other Holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20. Confidential Information.

                        For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the Note Documents that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other Holder of any Note or the Indenture Trustee, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any federal or state regulatory authority having jurisdiction over you, (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be

17

necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement or the other Note Documents. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any Holder of a Note of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Section 21. Miscellaneous.

          Section 21.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

          Section 21.2. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 21.3. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          Section 21.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

          Section 21.5. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          Section 21.6. Jurisdiction and Process; Waiver of Jury Trial.  (a)  Each of the Company and each Holder of a Note irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or the other Note Documents. To the fullest extent permitted by applicable law, each of the Company and each Holder of a Note irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or

18
proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                       (b)     The Company consents to process being served by or on behalf of any Holder of Notes, and each Holder of a Note consents to process being served by or on behalf of the Company, in any suit, action or proceeding of the nature referred to in Section 21.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such Person shall then have been notified pursuant to said Section. The Company and each Holder of a Note agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

                       (c)     Nothing in this Section 21.6 shall affect the right of the Company or any Holder of a Note to serve process in any manner permitted by law, or limit any right that the Company or the Holders of any of the Notes may have to bring proceedings against the other in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

                       (e)     Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21.6 as though it were a party to this Agreement.

                       The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

19
Very truly yours,
DELMARVA POWER & LIGHT COMPANY
By:	/s/ ANTHONY J. KAMERICK Name: Anthony J. Kamerick Title: Vice President and Treasurer
20
The foregoing is hereby agreed to as of the date hereof.
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
	By:	/s/ J. G. LOWERY Name: James G. Lowery Title: Assistant Vice President Investments
	By:	/s/ TAD ANDERSON Name: Tad Anderson Title: Assistant Vice President Investments
21
The foregoing is hereby agreed to as of the date hereof.
HARTFORD CASUALTY INSURANCE COMPANY
	By:	Hartford Investment Management Company, Its Agent and Attorney-in-Fact
	By:	/s/ DANIEL C. LEIMBACH Name: Daniel C. Leimbach Title: Senior Vice President
22
The foregoing is hereby agreed to as of the date hereof.
ING LIFE INSURANCE AND ANNUITY COMPANY
	By:	ING Investment Management LLC, as Agent
	By:	/s/ PAUL ARONSON Name: Paul Aronson Title: Vice President
23
The foregoing is hereby agreed to as of the date hereof.
ING USA ANNUITY AND LIFE INSURANCE COMPANY
	By:	ING Investment Management LLC, as Agent
	By:	/s/ PAUL ARONSON Name: Paul Aronson Title: Vice President
24
The foregoing is hereby agreed to as of the date hereof.
RELIASTAR LIFE INSURANCE COMPANY
	By:	ING Investment Management LLC, as Agent
	By:	/s/ PAUL ARONSON Name: Paul Aronson Title: Vice President
25
The foregoing is hereby agreed to as of the date hereof.
JOHN HANCOCK LIFE INSURANCE COMPANY
	By:	/s/ GERALD C. HANRAHAN Name: Gerald C. Hanrahan Title: Managing Director
26
The foregoing is hereby agreed to as of the date hereof.
JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
	By:	/s/ GERALD C. HANRAHAN Name: Gerald C. Hanrahan Title: Authorized Signatory
27
The foregoing is hereby agreed to as of the date hereof.
NEW YORK LIFE INSURANCE COMPANY
	By:	/s/ STUART ASHTON Name: Stuart Ashton Title: Corporate Vice President
28
The foregoing is hereby agreed to as of the date hereof.
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
	By:	New York Life Investment Management LLC, Its Investment Manager
	By:	/s/ STUART ASHTON Name: Stuart Ashton Title: Director
29
The foregoing is hereby agreed to as of the date hereof.
NOMURA INTERNATIONAL PLC
	By:	/s/ J. BARRATT Name: Jamie Barratt Title: Managing Director
30
The foregoing is hereby agreed to as of the date hereof.
American United Life Insurance Company
	By:	/s/ KENT R. ADAMS Name: Kent R. Adams Title: V.P. Fixed Income Securities
The State Life Insurance Company by American United Life its agent
	By:	/s/ KENT R. ADAMS Name: Kent R. Adams Title: V.P. Fixed Income Securities
31
NAME AND ADDRESS OF PURCHASER:	PRINCIPAL AMOUNT OF 2016 NOTES TO BE PURCHASED:
Great-West Life & Annuity Insurance Company 3rd Floor, Tower 2 8515 East Orchard Road Greenwood Village, Colorado 80111	$9,000,000
(1)	All payments on or in respect of the Note No. R-1 shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:
Bank of New York ABA # 021-000-018 BBK=IOC566 BKofNYC/CTR/ P&I Department - GWL #640935 Reference: Delmarva Power & Light Co., 5.22%, PPN: 247109 E* 8 Maturity Date: December 30, 2016
(2)	All notices with respect to payments and prepayments of Note No. R-1 shall be sent to:
The Bank of New York Institutional Custody Department, 14th Floor One Wall Street New York, New York 10286 Telecopier: 212.635.8844
Schedule A

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of Note No. R-1, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(3)	All other notices and communications shall be delivered or mailed to:
Great-West Life & Annuity Insurance Company Attention: Investments Division 8515 East Orchard Road, 3T2 Greenwood Village, Colorado 80111 Telecopier: 303.737.6193
(4)	Physical Delivery of Notes:
The Bank of New York 3rd Floor, Window A One Wall Street New York, New York 10286 Attention: Receive/Deliver Department - GWL # 640935
(5)	Taxpayer Identification Number: 84-0467907
SA-2
NAME AND ADDRESS OF PURCHASER:	PRINCIPAL AMOUNT OF 2016 NOTES TO BE PURCHASED:
Hartford Casualty Insurance Company Hartford Investment Management Company c/o Portfolio Support P.O. Box 1744 Hartford, CT 06144-1744	$14,000,000 (in denominations of $5,000,000, $5,000,000 and $4,000,000)
(1)	All payments on or in respect of the Notes No. R-2 to R-4 shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

JPMorgan Chase
4 New York Plaza
New York, New York 10004
ABA # 021000021
Chase NYC/Cust
A/C # 900-9-000200 for F/C/T G06233-CAS
Attn: Bond Interest/ Principal - Delmarva Power and Light Co., 5.22% Senior Notes Due December 30, 2016, PPN: 247109 E* 8

(2)	All notices with respect to payments and prepayments of Notes No. R-2 to R-4 shall be sent to:
Hartford Investment Management Company c/o Portfolio Support Regular Mailing Address: P.O. Box 1744 Hartford, CT 06144-1744
Overnight Mailing Address: 55 Farmington Avenue Hartford, CT 06105 Tele/facsimile: (860) 297-8875/8876
SA-3

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of Notes No. R-2 to R-4, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(3)	All other notices and communications shall be delivered or mailed to:
Hartford Investment Management Company c/o Investment Department-Private Placements Regular Mailing Address: P.O. Box 1744 Hartford, CT 06144-1744
Overnight Mailing Address: 55 Farmington Avenue Hartford, CT 06105 Tele/facsimile: (860) 297-8875/8876
(4)	Physical Delivery of Notes:
JPMorgan Chase 4 New York Plaza New York, New York 10004 Attn: John Bouquet Phy/Rec - 11th Floor Phone: 212-623-2840 Custody Account Number: G06233-CAS must appear on outside of envelope
(5)	Taxpayer Identification Number: 06-0294398
SA-4
NAME AND ADDRESS OF PURCHASER:	PRINCIPAL AMOUNT OF 2016 NOTES TO BE PURCHASED:
ING LIFE INSURANCE AND ANNUITY COMPANY ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347	$8,000,000
(1)	All payments on or in respect of the Note No. R-5 shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

The Bank of New York
ABA # 021000018
BNF: IOC 566
ING Life Insurance and Annuity Company, Acct. No. 216101
Attn: P&I Department
Reference: Delmarva Power & Light, 5.22%, PPN: 247109 E* 8
Maturity Date: December 30, 2016

(2)	All notices with respect to payments and prepayments of Note No. R-5 shall be sent to:
ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-4886
SA-5

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of Note No. R-5, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(3)	All other notices and communications shall be delivered or mailed to:
ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5057
(4)	Physical Delivery of Notes:
The Bank of New York One Wall Street Window A - 3rd Floor New York, NY 10286
with a copy to:
ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5057
(5)	Taxpayer Identification Number: 71-0294708
SA-6
NAME AND ADDRESS OF PURCHASER:	PRINCIPAL AMOUNT OF 2016 NOTES TO BE PURCHASED:
ING USA ANNUITY AND LIFE INSURANCE COMPANY ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347	$3,000,000
(1)	All payments on or in respect of the Note No. R-6 shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

The Bank of New York
ABA # 021000018
BFN: IOC 566/INST'L CUSTODY (for scheduled principal and interest)
ING USA Annuity and Life Insurance Co., Acct. No. 136373
Reference: Delmarva Power & Light Co., 5.22%, PPN: 247109 E* 8
Maturity Date: December 30, 2016

(2)	All notices with respect to payments and prepayments of Note No. R-6 shall be sent to:
ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-4886
SA-7

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of Note No. R-6, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(3)	All other notices and communications shall be delivered or mailed to:
ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5057
(4)	Physical Delivery of Notes:
The Bank of New York One Wall Street Window A - 3rd Floor New York, NY 10286
with a copy to:
ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5057
(5)	Taxpayer Identification Number: 41-0991508
SA-8
NAME AND ADDRESS OF PURCHASER:	PRINCIPAL AMOUNT OF 2016 NOTES TO BE PURCHASED:
RELIASTAR LIFE INSURANCE COMPANY ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements	$7,000,000
(1)	All payments on or in respect of the Note No. R-7 shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

The Bank of New York
ABA # 021000018
BFN: IOC 566-INST'L CUSTODY (for scheduled principal and interest payments)
ReliaStar Life Insurance Company, Acct. No. 187035
Ref: Delmarva Power & Light Co., 5.22%, PPN: 247109 E* 8
Maturity Date: December 30, 2016

(2)	All notices with respect to payments and prepayments of Note No. R-7 shall be sent to:
ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements
SA-9

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of Note No. R-7, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(3)	All other notices and communications shall be delivered or mailed to:
ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5057
(4)	Physical Delivery of Notes:
The Bank of New York One Wall Street Window A - 3rd Floor New York, NY 10286
with a copy to:
ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5057
(5)	Taxpayer Identification Number: 41-0451140
SA-10
NAME AND ADDRESS OF PURCHASER:	PRINCIPAL AMOUNT OF 2016 NOTES TO BE PURCHASED:
John Hancock Life Insurance Company 197 Clarendon Street Boston, MA 02117	$7,000,000 (in denominations of $3,000,000 and $4,000,000)
(1)	All payments on or in respect of the Notes No. R-8 and R-9 shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

Bank of America
ABA # 026009593
Boston, Massachusetts 02110
Account of: John Hancock Life Insurance Co. Private Placement Collection Acct.
Account No.: 00541-55417
Reference: Delmarva Power & Light Co., 5.22%, PPN:
Maturity Date: December 30, 2016

(2)	All notices with respect to payments and prepayments of Notes No. R-8 and R-9 shall be sent to:
John Hancock Life Insurance Company 197 Clarendon Street Boston, MA 02117 Attn: Investment Accounting Division, B-3 Fax: (617) 572-0628
And to:
John Hancock Life Insurance Company 197 Clarendon Street Boston, MA 02117 Attn: I Pena/ K. Boyce, C-2 Fax: (617) 572-5495

Include :
(a) full name, interest rate and maturity date of the Notes or other obligations
(b) allocation of payment between principal and interest and any special payment
(c) name and address of Bank (or Trustee) from which the wire transfer was sent

SA-11

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of Notes No. R-8 and R-9, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(3)	All other notices and communications shall be delivered or mailed to:
John Hancock Life Insurance Company 197 Clarendon Street Boston, MA 02117 Attn: Investment Law Division, C-3 Fax: (617) 572-9269
(4)	Physical Delivery of Notes:
John T. Wallace, Esq. John Hancock Financial Services, Inc. 197 Clarendon Street C-3 Boston, MA 02116 Tel: 617-572-9245
(5)	Taxpayer Identification Number: 04-1414660
SA-12

NAME AND ADDRESS OF PURCHASER:	PRINCIPAL AMOUNT OF 2016 NOTES TO BE PURCHASED:
John Hancock Life Insurance Company (U.S.A.)	$3,000,000
(1)	All payments on or in respect of the Note No. R-10 shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

Citibank, N.A.
ABA # 021 000 089
For Credit to Citibank Concentration account #: 36858201
For Further Credit to account #:850516 (K512)
Reference: Delmarva Power & Light Co, 5.22%, PPN: 247109 E* 8
Maturity Date: December 30, 2016

(2)	All notices with respect to payments and prepayments of Note No. R-10 shall be sent to:
Manufacturers Life Insurance Company 200 Bloor Street East Toronto, Ontario Canada M4W 1E5 Attn: Securities Operations, c/o Vito Pedota & Tactical Investment Management c/o Pauline Lai
And to:
John Hancock Life Insurance Company 197 Clarendon Street Boston, MA 02117 Attn: Bond & Corp. Finance Group, C-2 Fax: (617) 572-5495
SA-13

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of Note No. R-10, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(3)	All other notices and communications shall be delivered or mailed to:
Manufacturers Life Insurance Company 200 Bloor Street East Toronto, Ontario Canada M4W 1E5 Attn: Securities Operations, c/o Vito Pedota & Tactical Investment Management c/o Pauline Lai
And to:
John Hancock Life Insurance Company 197 Clarendon Street Boston, MA 02117 Attn: Bond & Corp. Finance Group, C-2 Fax: (617) 572-5495
(4)	Physical Delivery of Notes:
Vito Pedota Manulife Financial 200 Bloor Street, East, NT4 Toronto, Ontario Canada M4W 1E5 Phone: 416-852-7196
(5)	Taxpayer Identification Number: 01-0233346
SA-14
NAME AND ADDRESS OF PURCHASER:	PRINCIPAL AMOUNT OF 2016 NOTES TO BE PURCHASED:
John Hancock Life Insurance Company (U.S.A.)	$8,000,000
(1)	All payments on or in respect of the Note No. R-11 shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

Citibank, N.A.
ABA # 021 000 089
For Credit to Citibank Concentration account #: 36858201
For Further Credit to account #: 851388 (K514)
Reference: Delmarva Power & Light Co., 5.22%, PPN: 247109 E* 8
Maturity Date: December 30, 2016

(2)	All notices with respect to payments and prepayments of Note No. R-11 shall be sent to:
Manufacturers Life Insurance Company 200 Bloor Street East Toronto, Ontario Canada M4W 1E5 Attn: Securities Operations, c/o Vito Pedota & Tactical Investment Management c/o Pauline Lai
And to:
John Hancock Life Insurance Company 197 Clarendon Street Boston, MA 02117 Attn: Bond & Corp. Finance Group, C-2 Fax: (617) 572-5495
SA-15

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of Note No. R-11, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(3)	All other notices and communications shall be delivered or mailed to:
Manufacturers Life Insurance Company 200 Bloor Street East Toronto, Ontario Canada M4W 1E5 Attn: Securities Operations, c/o Vito Pedota & Tactical Investment Management c/o Pauline Lai
And to:
John Hancock Life Insurance Company 197 Clarendon Street Boston, MA 02117 Attn: Bond & Corp. Finance Group, C-2 Fax: (617) 572-5495
(4)	Physical Delivery of Notes:
Vito Pedota Manulife Financial 200 Bloor Street, East, NT4 Toronto, Ontario Canada M4W 1E5 Phone: 416-852-7196
(5)	Taxpayer Identification Number: 01-0233346
SA-16
NAME AND ADDRESS OF PURCHASER:	PRINCIPAL AMOUNT OF 2016 NOTES TO BE PURCHASED:
New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York 10010-1603	$4,500,000
(1)	All payments on or in respect of the Note No. R-12 shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

JPMorgan Chase Bank
New York, New York 10019
ABA # 021-000-021
Credit: New York Life Insurance Company
General Account #: 008-9-00687
Reference: Delaware Power & Light Co., 5.22%, PPN: 247109 E* 8
Maturity Date: December 30, 2016

(2)	All notices with respect to payments and prepayments of Note No. R-12 shall be sent to:
New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York 1010-1603
With a copy ELECTRONICALLY to:
FIIGLibrary@nylim.com
SA-17

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of Note No. R-12, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(3)	All other notices and communications shall be delivered or mailed to:
New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York 10010
	Attention:	Fixed Income Investors Group Private Finance 2nd Floor Fax: (212) 447-4122
with a copy ELECTRONICALLY to:
FIGGLibrary@nylim.com
and with a copy of any notices regarding defaults or Events of Default under the operative documents to:
	Attention:	Office of General Counsel Investment Section, Room 1104 Fax: (212) 576-8340
(4)	Physical Delivery of Notes:
New York Life Investment Management LLC Attn: Michael Boyd, Vice President and General Counsel 51 Madison Avenue, Room 1106 New York, New York 10010
(5)	Taxpayer Identification Number: 13-5582869
SA-18
NAME AND ADDRESS OF PURCHASER:	PRINCIPAL AMOUNT OF 2016 NOTES TO BE PURCHASED:
New York Life Insurance and Annuity Corporation c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York 10010-1603	$4,500,000
(1)	All payments on or in respect of the Note No. R-13 shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

JPMorgan Chase Bank
New York, New York
ABA # 021-000-021
Credit: New York Life Insurance and Annuity Corporation
General Account #: 323-8-47382
Reference: Delaware Power & Light Co., 5.22%, PPN: 247109 E* 8
Maturity Date: December 30, 2016

(2)	All notices with respect to payments and prepayments of Note No. R-13 shall be sent to:
New York Life Insurance and Annuity Corporation c/o New York Life Insurance Management LLC 51 Madison Avenue New York, New York 10010-1603
	Attention:	Financial Management Securities Operation 2nd Floor Fax: (212) 447-4160
With a copy ELECTRONICALLY to:
FIIGLibrary@nylim.com
SA-19

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of Note No. R-13, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(3)	All other notices and communications shall be delivered or mailed to:
New York Life Insurance and Annuity Corporation c/o New York Life Investment and Management LLC 51 Madison Avenue New York, New York 10010-1603
	Attention:	Fixed Income Investors Group Private Finance 2nd Floor Fax: (212) 447-4122
with a copy ELECTRONICALLY to:
FIIGLibrary@nylim.com
and with a copy of any notices regarding defaults or Events of Default under the operative documents to:
	Attention:	Office of General Counsel Investment Section, Room 1104 Fax: (212) 576-8340
(4)	Physical Delivery of Notes:
New York Life Investment Management LLC Attn: Michael Boyd, Vice President and General Counsel 51 Madison Avenue, Room 1106 New York, New York 10010
(5)	Taxpayer Identification Number: 13-3044743
SA-20
NAME AND ADDRESS OF PURCHASER:	PRINCIPAL AMOUNT OF 2016 NOTES TO BE PURCHASED:
Nomura International PLC 2 World Financial Center 18th Floor Bldg B New York, NY 10281	$30,000.000
(1)	All payments on or in respect of the Note No. R-14 shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:
The Bank of New York/NIT ABA # 021000018 A/C GLA 111569 Reference: Delmarva Power & Light Co., 5.22%, PPN: 247109 E* 8 Maturity Date: December 30, 2016
(2)	All notices with respect to payments and prepayments of Note No. R-14 shall be sent to:
Nomura International PLC Attn: Laura Mathie NOMURA HOUSE 1 St. Martins-le-Grand London EC1A4NP United Kingdom
SA-21

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of Note No. R-14, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(3)	All other notices and communications shall be delivered or mailed to:
Nomura International PLC Attn: Laura Mathie NOMURA HOUSE 1 St. Martins-le-Grand London EC1A4NP United Kingdom
(4)	Physical Delivery of Notes:
Nomura Securities International Attn: Henry Napier Reorganization Department 2 World Financial Center 18th Floor Bldg B New York, NY 10281
(5)	Taxpayer Identification Number: 223082816
SA-22
NAME AND ADDRESS OF PURCHASER:	PRINCIPAL AMOUNT OF 2016 NOTES TO BE PURCHASED:
AMERICAN UNITED LIFE INSURANCE COMPANY	$1,000,000
(1)	All payments on or in respect of the Note No. R-15 shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

Bank of New York
ABA # 021000018
CREDIT A/C: GLA111566
A/C Name: Institutional Custody Insurance Division
FFC Custody: 186683
Custody Name: American United Life Insurance Co.
Reference: Delmarva Power & Light Co., 5.22%, PPN: 247109 E* 8
Maturity Date: December 30, 2016

(2)	All notices with respect to payments and prepayments of Note No. R-15 shall be sent to:
American Untied Life Insurance Company Attn: Susan Lloyd, Legal Department One American Square Post Office Box 368 Indianapolis, IN 46206
SA-23

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of Note No. R-15, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(3)	All other notices and communications shall be delivered or mailed to:
American United Life Insurance Company Attn: Mike Bullock, Securities Dept. One American Square Post Office Box 368 Indianapolis, IN 46206
(4)	Physical Delivery of Notes:
Bank of New York Attn: Arnold Musella, Free Receive One Wall Street, 3rd Floor Window A American United Life, #186683 New York, New York 10286
(5)	Taxpayer Identification Number: 35-0145825
SA-24
NAME AND ADDRESS OF PURCHASER:	PRINCIPAL AMOUNT OF 2016 NOTES TO BE PURCHASED:
THE STATE LIFE INSURANCE COMPANY	$1,000,000
(1) All payments on or in respect of the Note No. R-16 shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

Bank of New York
ABA # 021000018
CREDIT A/C: GLA111566
A/C Name: Institutional Custody Insurance Division
FFC Custody #: 343761
Custody Name: The State Life Insurance Co.
Reference: Delmarva Power & Light Co., 5.22%, PPN: 247109 E* 8
Maturity Date: December 30, 2016

(2) All notices with respect to payments and prepayments of Note No. R-16 shall be sent to:
American United Life Insurance Company Attn: Susan Lloyd, Law Department One American Square Post Office Box 368 Indianapolis, IN 46206
SA-25

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of Note No. R-16, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(3) All other notices and communications shall be delivered or mailed to:
American United Life Insurance Company Attn: Mike Bullock, Securities Dept. One American Square Post Office Box 368 Indianapolis, IN 46206
(4) Physical Delivery of Notes:

Bank of New York
Attn: Arnold Musella, Free Receive
Trust Securities
One Wall Street, 3rd Floor
Window A
The State Life Insurance Company
c/o American United Life Insurance Company, #343761
New York, New York 10286

(5) Taxpayer Identification Number: 35-06842
SA-26
Defined Terms
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
"Accounting Controls" is defined in Section 5.19(a)(i).

                       "Affiliates" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

"Agreement" means this Note Purchase Agreement dated as of December 20, 2006.
"Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.
"Closing" is defined in Section 3.
"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
"Company" means Delmarva Power & Light Company, a Delaware and Virginia corporation.
"Confidential Information" is defined in Section 20.
"Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                       "Defined Benefit Plan" means a single employer plan within the meaning of Section 4001(a)(15) of ERISA that is covered by Title IV of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have liability.

"Disclosure Controls" is defined in Section 5.19(a)(ii).
"Disclosure Documents" is defined in Section 5.4.
"Enforceability Exceptions" is defined in Section 5.2.
"Environmental Laws" is defined in Section 5.18.
Schedule B
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
"ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.
"Event of Default" has the meaning specified in the Indenture.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Exchange Act Regulations" means the rules and regulations of the SEC under the Exchange Act.

                       "Exchange Act Documents" means, as of any time, the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and all reports and other documents which shall have been filed by the Company with the SEC after January 1, 2006 and at or prior to such time as of which this Agreement makes reference thereto, pursuant to Section 13(a) or Section 15(d) of the Exchange Act.

"GAAP" or "Generally Accepted Accounting Principles" shall mean the convention, rules and procedures which define accepted accounting practices applicable to businesses similar to that of the Company.
"Governmental Authority" means
(a) the government of
(i) the United States of America or any State or other political subdivision thereof, or
(ii)
(iii) any jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or
(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
"Hazardous Materials" is defined in Section 5.18.
"Holder" has the meaning set forth in the Indenture.
"Indebtedness" means all indebtedness which is required to be included on a Company's consolidated balance sheet as a liability in accordance with GAAP.
"Indenture" is defined in Section 1.
"Indenture Certificate" is defined in Section 1.
"Indenture Trustee" is defined in Section 1.
SB-2
"INHAM Exemption" is defined in Section 6.2(e).

                       "Institutional Investor" means (a) any original purchaser of a Note, (b) any Holder of a Note holding more than $1,000,000 in aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

"Lien" means any mortgage, pledge, lien, security interest, charge or other encumbrance of any kind.
"Make-Whole Amount" is defined in Exhibit A to the Indenture Certificate.
"Material" means material in relation to the business, results of operations, or financial condition of the Company.

                       "Material Adverse Effect" means a material adverse effect on (a) the business, results of operations, or financial condition of the Company, or (b) the ability of the Company to perform its obligations under this Agreement, the Notes, the Indenture or any other Note Documents, or (c) the validity or enforceability of this Agreement, the Notes, the Indenture or any other Note Documents.

"Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).
"NAIC Annual Statement" is defined in Section 6.2(a).
"Note Documents" shall mean this Agreement, the Notes, the Indenture and all amendments, supplements and other modifications thereto.
"Notes" is defined in Section 1.
"Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
"Paying Agent" has the meaning set forth in the Indenture.
"Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.
"PHI Plan" means the Pepco Holdings Retirement Plan.

                       "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by

SB-3
the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
"Property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
"PTE" is defined in Section 6.2(a).
"Purchasers" means the Purchasers named in Schedule A hereto.
"QPAM Exemption" is defined in Section 6.2(d).
"Required Holders" means, at any time, the Holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
"Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
"SEC" means the United States Securities and Exchange Commission.
"Securities Act" means the Securities Act of 1933, as amended from time to time.
"Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
"Significant Subsidiary" means any Subsidiary of the Company which constitutes a significant "subsidiary" as defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Securities Act.
"Source" is defined in Section 6.2.

                       "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

SB-4
Exhibit A
OFFICERS' CERTIFICATE

                       The undersigned, Joseph M. Rigby, Senior Vice President and Chief Financial Officer, and Anthony J. Kamerick, Vice President and Treasurer, of Delmarva Power & Light Company (the "Company"), pursuant to Sections 102, 201 and 301 of the Indenture, dated as of November 1, 1988, between the Company and The Bank of New York Trust Company, N.A., as successor trustee (the "Indenture"), and pursuant to the authority granted to the undersigned by the Board of Directors of the Company by Unanimous Written Consent dated November 21, 2006, do hereby certify that:

1.	All capitalized terms used in this certificate which are not defined herein shall have the meanings set forth in the Indenture.
2.	The form of note attached hereto as Exhibit A is hereby established as the form of "5.22% Notes due December 30, 2016" to be issued under the Indenture (the "Notes").
3.	The Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on December 30, 2016.
4.

The Notes shall bear interest as provided in the form thereof set forth in Exhibit A hereto. With respect to any period less than a full month, interest for that period shall be computed on the basis of the actual number of days elapsed.

5.

(a)       The principal of and the Make-Whole Amount (as defined in Exhibit A hereto), if any, on the Notes shall be payable upon presentation at the office or agency of the Company in The City of New York; provided that payment of the principal of and the Make-Whole Amount, if any, may be made by such other method as may be agreed in writing by the Company and the Holder of any Note from time to time without presentation or surrender of such Note. Each installment of interest on the Notes shall be payable by wire transfer to an account in the United States designated no fewer than ten (10) days prior to the applicable Interest Payment Date by the Person entitled thereto; provided that interest payable at Maturity shall be payable upon presentation at the office or agency of the Company in The City of New York; and provided further, that payment of interest may be made by such other method as may be agreed in writing by the Company and the Holder of any Note from time to time. The registration and registration of transfers and exchanges in respect of the Notes may be effected at the office or agency of the Company in The City of New York. Notices and demands to or upon the Company in respect of the Notes and the Indenture may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of The Bank of New York Trust Company, N.A. (which, at the time of this Officers' Certificate, is located at 101 Barclay Street, New York, NY 10286) initially shall be the office or agency of the Company for such payment, registration, registration of transfer and exchange and service of notices and demands, and the Company hereby appoints The Bank of New York Trust Company, N.A. as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officers'

Exhibit A-1
Certificates, any such office or agency and such agent. The Trustee initially shall be the Security Registrar and the Paying Agent for the Notes.

(b)         Notwithstanding any provision to the contrary in the Notes or in the Indenture, Section 14.2 of the Note Purchase Agreement, dated as of December 20, 2006, between the Company and the purchasers named therein by which the Notes were initially purchased (the "Note Purchase Agreement") shall govern payments with respect to the Notes to the Holders referred to in said Section 14.2.

6.

The Notes shall be redeemable at the option of the Company prior to the maturity of the principal thereof as provided in the form thereof set forth in Exhibit A hereto. If less than all of the Outstanding Notes are to be redeemed, the principal amount to be redeemed shall be prorated among all of the Holders of the Notes in the proportion that their respective holdings bear to the aggregate principal amount of Notes Outstanding on the date of selection. The portion of any Note to be redeemed shall be in the principal amount of $1,000 or an integral multiple thereof and such rounding allocations as may be requisite for this purpose shall be made by the Trustee in its uncontrolled discretion. The Trustee shall promptly notify the Company in writing of the distinctive numbers of the Notes and the portions thereof so selected for redemption.

7.

No service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

8.

The Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto, which Exhibit A is hereby incorporated by reference, and shall be issued in substantially such form.

9.	There is no limit on the aggregate principal amount of the Notes of this series which may be authenticated and delivered under the Indenture.
10.	The Company agrees to comply with the requirements of Section 7 of the Note Purchase Agreement.
11.

To the extent permitted by law and so long as MBIA Insurance Corporation ("MBIA") is not in default under its Financial Guaranty Insurance Policy No. 490030 (the "Policy") and is not subject to any bankruptcy, insolvency or similar proceedings:

(a)         notwithstanding any other provision of the Indenture, the Holders of the Notes shall be deemed to have agreed, by their purchase and acceptance thereof, that MBIA shall be entitled to exercise all rights and remedies of the Holders of the Notes which arise upon the occurrence and continuance of an Event of Default (including but not limited to the right to vote to direct the Trustee to accelerate the maturity of all Securities then Outstanding and the right to vote for the approval or disapproval of any plan or reorganization or liquidation) to the same extent as if MBIA were the Holder of all the Outstanding Notes;

Exhibit A-2
(b) the Company shall not enter into any amendment, supplement or change to, or other modification of, the Indenture with respect to the Notes without the prior written consent of MBIA; and

(c)         receipt by the Trustee of notification from MBIA that an event of default under the Insurance Agreement, dated as of December 20, 2006 (the "Insurance Agreement"), by and between MBIA and the Company, has occurred and is continuing will constitute an Event of Default with respect to the Notes; provided that the waiver or cure of the event of default under the Insurance Agreement will constitute a waiver of the corresponding Event of Default under the Notes and a rescission and annulment of its consequences.

12.	(a) The Trustee shall promptly notify MBIA of any payment of principal of or interest on the Notes which shall not have been made by the Company when due.

(b)         The Security Registrar shall, after the Trustee gives notice to MBIA pursuant to clause (a) above, make available to MBIA and, at MBIA's direction, to U.S. Bank Trust, National Association, as insurance trustee for MBIA or any successor insurance trustee (the "Insurance Trustee"), the registration books of the Company maintained by the Security Registrar with respect to the Notes and (without duplication) a list of the Holders of the Notes;

(c)         The Trustee shall, after it gives notice to MBIA pursuant to clause (a) above, notify the Holders of the Notes that (i) the Trustee is advised that such Holders may be entitled to receive payment from MBIA in respect of the principal of and/or interest on the Notes, (ii) the Trustee is advised that MBIA will remit to each Holder all or a part of the interest payments next coming due upon proof of the Holder's entitlement to interest payments and delivery to the Insurance Trustee, in form reasonably satisfactory to the Insurance Trustee, of an appropriate assignment of such Holder's right to payment of such interest, (iii) should any Holder be entitled to receive full payment of principal from MBIA, such Holder must surrender its Notes (along with an appropriate instrument of assignment in form reasonably satisfactory to the Insurance Trustee to permit ownership of such Notes to be registered in the name of MBIA) to the Insurance Trustee, and not to the Trustee, for payment of an amount in respect of the principal of such Notes and (iv) should any Holder be entitled to receive partial payment of principal from MBIA, such Holder must first surrender its Notes for payment thereon to the Paying Agent, which shall note on such Notes the portion of the principal paid by the Company, and then, along with an appropriate instrument of assignment in form reasonably satisfactory to the Insurance Trustee, to the Insurance Trustee, for payment of an amount in respect of the unpaid portion of principal of such Notes.

(d)         In the event that the Trustee has actual notice that any payment of principal of or interest on a Note which has become due and which is made to a Holder by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the Federal Bankruptcy Act by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time MBIA is notified pursuant to clause (a) above, notify all

Exhibit A-3

Holders of the Notes that in the event that any Holder's payment is so recovered, such Holder will be entitled to payment from MBIA to the extent of such recovery if sufficient funds are not otherwise available, and the Paying Agent shall furnish to MBIA its records evidencing the payments of principal of and interest on the Notes which have been made by the Paying Agent and subsequently recovered from Holders and the dates on which such payments were made.

(e)         MBIA shall, to the extent it makes any payment in respect of principal of or interest on the Notes, become subrogated to the rights of the recipients of such payment in accordance with the terms of the Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Security Registrar shall note MBIA's rights as subrogee on the registration books of the Company maintained by the Security Registrar with respect to the related Notes upon receipt from MBIA of proof, reasonably satisfactory to the Security Registrar, of the payment of amounts in respect of such interest to the Holders of such Notes and (ii) in the case of subrogation as to claims for past due principal, the Security Registrar shall note MBIA's rights as subrogee on the registration books of the Company maintained by the Security Registrar with respect to the related Notes upon surrender of such Notes by the Holders thereof together with proof reasonably satisfactory to the Security Registrar, of the payment of amounts in respect of the principal thereof.

13.	The Company hereby directs the Trustee to comply with the instructions set forth in Exhibit B attached hereto, which constitutes part of the terms of the Notes.
14

Each of the undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance, authentication and delivery of the Notes and in respect of compliance with which this certificate is made.

15

The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and insofar as they relate to factual matters, upon representations by officers of the Company familiar with the matters set forth herein, who stated the information with respect to such factual matters is in the possession of the Company.

16.

In the opinion of each of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.

17.	In the opinion of each of the undersigned, such conditions and covenants relating to the authentication and delivery of the Notes requested in the accompanying Company Order have been complied with.
[Rest of Page Intentionally Left Blank]
Exhibit A-4
IN WITNESS WHEREOF, the undersigned have hereunto set their signatures as of this ______ day of December, 2006.
DELMARVA POWER & LIGHT COMPANY
By:	________________________________ Joseph M. Rigby Senior Vice President and Chief Financial Officer
By:	________________________________ Anthony J. Kamerick Vice President and Treasurer
Exhibit A-5
EXHIBIT A
No. R	PPN No. 247109 E* 8
5.22% NOTE DUE DECEMBER 30, 2016

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR "BLUE SKY" LAWS OF ANY OTHER JURISDICTION, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH SUCH REGISTRATION REQUIREMENTS OR UNDER AN EXEMPTION THEREFROM.

          DELMARVA POWER & LIGHT COMPANY, a corporation duly organized and existing under the laws of the State of Delaware and the Commonwealth of Virginia (herein called the "Company," which term includes any successor person under the Indenture referred to herein), for value received, hereby promises to pay to [_____________] or registered assigns, the principal sum of [_________________] on December 30, 2016, and to pay interest on said principal sum semi-annually on June 30 and December 30 of each year (each an "Interest Payment Date"), commencing June 30, 2007, at the rate of 5.22% per annum, until the principal hereof is paid or made available for payment. Interest on the securities of the Company of this series designated 5.22% Notes due December 30, 2016 (herein called the "Securities") will accrue from December 20, 2006 to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day with the same force and effect as if made on the Interest Payment Date (and without any interest or other payment in respect of such delay). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the first calendar day of the month in which such Interest Payment Date occurs; provided, however, that interest payable at Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

          Payment of the principal of and the Make-Whole Amount, if any, on this Security will be made upon presentation at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of the principal of and the Make-Whole Amount, if any, on this Security may be made by such other method as may be agreed in writing by the Company and

Exhibit A-6

the Holder of this Security from time to time without presentation or surrender of this Security. Payment of interest on this Security will be made by wire transfer to an account in the United States designated no fewer than 10 days prior to the applicable Interest Payment Date by the Person entitled thereto in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest payable at Maturity will be made upon presentation at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York; and provided further, however, that payment of interest may be made by such other method as may be agreed by the Company and the Holder of this Security from time to time. Notwithstanding any provision to the contrary in this Security or in the Indenture, Section 14.2 of the Note Purchase Agreement, dated as of December 20, 2006, between the Company and the purchasers named therein by which the Securities of this series were initially purchased shall govern payments with respect to the Securities of this series to the Holders referred to in said Section 14.2.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Any capitalized term which is used herein and not otherwise defined shall have the meaning ascribed to such term in the Indenture.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A-7

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its name by the Vice President of the Company and its corporate seal to be affixed hereto and attested by the Secretary of the Company.

DELMARVA POWER & LIGHT COMPANY
By:	________________________________ Vice President
Attest:	________________________________ Secretary
[SEAL]
Exhibit A-8
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated: December ____, 2006	THE BANK OF NEW YORK TRUST COMPANY, N.A., as Successor Trustee
By: ____________________________ Authorized Officer
Exhibit A-9
DELMARVA POWER & LIGHT COMPANY
5.22% NOTE DUE DECEMBER 30, 2016
(Continued)

                      This Security is one of a duly authorized issue of securities of the Company, of the series designated "5.22% Notes due December 30, 2016", all issued and to be issued under an Indenture, dated as of November 1, 1988 (such Indenture, as originally executed and delivered and as thereafter supplemented and amended, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture") between the Company and The Bank of New York Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A.), as successor trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture.

Optional Redemption

                       The Securities of this series shall be redeemable at the option of the Company prior to the Stated Maturity of the principal thereof, in whole or in part, at any time. The Company shall give notice of its intent to redeem such Securities of this series at least 30 days but no more than 60 days prior to the Redemption Date. If the Company redeems all or any part of the Securities of this series pursuant to the provisions of this paragraph, it shall pay a Redemption Price equal to the greater of

(1) 100% of the principal amount of the Securities of this series being redeemed, and

(2)       the sum of the present values of the remaining scheduled payments of principal of and interest (not including the portion of any scheduled payment of interest which accrued prior to the Redemption Date) on the Securities of this series being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the "Make-Whole Amount"), plus, in each case, accrued interest on those Securities to the Redemption Date (calculated assuming a 360-day year consisting of twelve 30-day months). If less than all of the Outstanding Securities of this series are to be redeemed, the principal amount to be redeemed shall be prorated as provided in the Officers' Certificate filed with the Trustee on December 20, 2006, creating such series.

"Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue,
Exhibit A-10
assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                       "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.

                       "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the yield for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the H.15 Daily Update of the Federal Reserve Bank, or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotations actually obtained by the Trustee for such Redemption Date.

"H.15 (519)" means the weekly statistical release entitled "H.15 (519) Selected Interest Rates" or any successor publication published by the Board of Governors of the Federal Reserve System.
"H.15 Daily Update" means the daily update of H.15 (519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

                       "Reference Treasury Dealer" means J.P. Morgan Securities Inc. and its successors; provided, however, that if J.P. Morgan Securities Inc. or its successor shall cease to be a primary United States Treasury securities dealer in New York City (a "Primary Treasury Dealer") the Company shall substitute therefor another Primary Treasury Dealer.

                       "Reference Treasury Dealer Quotations" means, with respect to any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

                       The Company shall deliver to the Trustee before any Redemption Date for the Securities of this series its calculation of the Redemption Price applicable to such redemption. Except with respect to the obligations of the Trustee expressly set forth in the foregoing definitions of "Comparable Treasury Price" and "Reference Treasury Dealer Quotations," the Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon, the Company's calculation of any Redemption Price of the Securities of this series.

                       In lieu of stating the Redemption Price, notices of redemption of the Securities of this series shall state substantially the following: "The Redemption Price of the Notes to be redeemed shall equal the sum of (a) the greater of (i) 100% of the principal amount of such Notes, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (not including the portion of any scheduled payment of interest which accrued prior to the Redemption Date) on the Notes being redeemed, discounted to the Redemption Date on a

Exhibit A-11

semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Notes) plus 50 basis points, plus (b) accrued interest on the principal amount hereof to the Redemption Date (calculated assuming a 360-day year consisting of twelve 30-day months)."

                       If at the time notice of redemption is given the redemption moneys are not on deposit with the Trustee or Paying Agent, as the case may be, then the redemption shall be subject to the receipt of such moneys prior to the Redemption Date, and such notice shall be of no effect unless such moneys are received.

                       The Company shall not be required to (a) register the transfer of or exchange Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                       In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Security.

General Provisions
The Indenture contains provisions for the satisfaction and discharge of the entire indebtedness of the Securities of this series upon compliance with certain conditions set forth in the Indenture.

                       The Indenture and Officers' Certificate establishing the terms of the Securities of this series contain certain covenants and Events of Default applicable to the Securities of this series, including but not limited to those covenants and Events of Default set forth in Section 11 of the Officers' Certificate.

                       If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture and the Officers' Certificate.

                       The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions, of the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal

Exhibit A-12

amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                       As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, (b) the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee, (c) such Holder or Holders shall have offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee for 60 days after receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding, and (e) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing, considered as one class. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

                       No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and the Make-Whole Amount, if any, and interest, if any, on this Security at the times, place and rate, in coin or currency, and in the manner, herein prescribed.

                       As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the corporate trust services office of the Trustee or such other office or agency as may be designated by the Company in the Borough of Manhattan, The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing and, thereupon, one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and
Exhibit A-13

subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series, of any authorized denominations, as required by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the Corporate Trust Office of the Trustee in The City of New York, New York.

                       No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                       Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

                       As provided in the Indenture, no recourse shall be had for the payment of the principal of or the Make-Whole Amount, if any, or interest on this Security, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood by the Holder hereof that the Indenture and this Security are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), because of the indebtedness authorized herein or therein or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in this Security or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Security.

Exhibit A-14
STATEMENT OF INSURANCE
MBIA Insurance Corporation (the "Insurer") has issued a policy containing the following provisions, such policy being on file at The Bank of New York Trust Company, N.A., New York, New York.

            The Insurer, in consideration of the payment of the premium and subject to the terms of this policy, hereby unconditionally and irrevocably guarantees to any owner, as hereinafter defined, of the following described obligations, the full and complete payment required to be made by or on behalf of Delmarva Power & Light Company (the "Issuer") to The Bank of New York Trust Company, N.A. or its successor (the "Paying Agent") of an amount equal to (i) the principal of (either at the stated maturity or by any advancement of maturity pursuant to a mandatory sinking fund payment) and interest on, the Obligations (as that term is defined below) as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, other than any advancement of maturity pursuant to a mandatory sinking fund payment, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration, unless the Insurer elects in its sole discretion, to pay in whole or in part any principal due by reason of such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and (ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts". "Obligations" shall mean:

$100,000,000 Delmarva Power & Light Company 5.22% Notes due December 30, 2016

            Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail or guaranteed overnight delivery, or upon receipt of written notice by registered or certified mail or guaranteed overnight delivery, by the Insurer from the Paying Agent or any owner of an Obligation the payment of an Insured Amount for which is then due, that such required payment has not been made, the Insurer on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with U.S. Bank Trust National Association, in New York, New York, or its successor, sufficient for the payment of any such Insured Amounts which are then due. Upon presentment and surrender of such Obligations or presentment of such other proof of ownership of the Obligations, together with any appropriate instruments of assignment to evidence the assignment of the Insured Amounts due on the Obligations as are paid by the Insurer, and appropriate instruments to effect the appointment of the Insurer as agent for such owners of the Obligations in any legal proceeding related to payment of Insured Amounts on the Obligations, such instruments being in a form satisfactory to U.S. Bank Trust National Association, U.S. Bank Trust National Association shall disburse to such owners or the Paying Agent payment of the Insured Amounts due on such Obligations, less any amount held by the Paying Agent for the payment of such Insured Amounts and legally

Exhibit A-15
available therefor. This policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation.

            As used herein, the term "owner" shall mean the registered owner of any Obligation as indicated in the books maintained by the Paying Agent, the Issuer, or any designee of the Issuer for such purpose. The term owner shall not include the Issuer or any party whose agreement with the Issuer constitutes the underlying security for the Obligations.

Any service of process on the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504 and such service of process shall be valid and binding.
This policy is non-cancellable for any reason. The premium on this policy is not refundable for any reason including the payment prior to maturity of the Obligations.
MBIA INSURANCE CORPORATION
Exhibit A-16
EXHIBIT B
PAYMENTS UNDER THE POLICY/OTHER REQUIRED PROVISIONS

            A.          In the event that, on the second Business Day, and again on the Business Day, prior to the payment date on the Obligations, the Paying Agent/Trustee has not received sufficient moneys to pay all principal of and interest on the Obligations due on the second following or following, as the case may be, Business Day, the Paying Agent/Trustee shall immediately notify the Insurer or its designee on the same Business Day by telephone or telegraph, confirmed in writing by registered or certified mail, of the amount of the deficiency.

B. If the deficiency is made up in whole or in part prior to or on the payment date, the Paying Agent/Trustee shall so notify the Insurer or its designee.

            C.          In addition, if the Paying Agent/Trustee has notice that any Bondholder has been required to disgorge payments of principal or interest on the Obligations to a trustee in bankruptcy or creditors or others pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such Bondholder within the meaning of any applicable bankruptcy laws, then the Paying Agent/Trustee shall notify the Insurer or its designee of such fact by telephone or telegraphic notice, confirmed in writing by registered or certified mail.

D. The Paying Agent/Trustee is hereby irrevocably designated, appointed, directed and authorized to act for Holders of the Obligations as follows:

            1.          If and to the extent there is a deficiency in amounts required to pay interest on the Obligations, the Paying Agent/Trustee shall (a) execute and deliver to U.S. Bank Trust National Association, or its successors under the Policy (the "Insurance Paying Agent/Trustee"), in form satisfactory to the Insurance Paying Agent/Trustee, an instrument appointing the Insurer as agent for such Holders in any legal proceeding related to the payment of such interest and an assignment to the Insurer of the claims for interest to which such deficiency relates and which are paid by the Insurer, (b) receive as Paying Agent/Trustee in accordance with the tenor of the Policy payment from the Insurance Paying Agent/Trustee with respect to the claims for interest so assigned, and (c) disburse the same to such respective Holders; and

            2.          If and to the extent of a deficiency in amounts required to pay principal of the Obligations, the Paying Agent/Trustee shall (a) execute and deliver to the Insurance Paying Agent/Trustee in form satisfactory to the Insurance Paying Agent/Trustee an instrument appointing the Insurer as agent for such Holder in any legal proceeding relating to the payment of such principal and an assignment to the Insurer of any of the Obligation surrendered to the Insurance Paying Agent/Trustee of so much of the principal amount thereof as has not previously been paid or for which moneys are not held by the Paying Agent/Trustee and available for such payment (but such assignment shall be delivered only if payment from the Insurance Paying Agent/Trustee is received), (b) receive as Paying Agent/Trustee in accordance with the tenor of the Policy payment therefor from the Insurance Paying Agent/Trustee, and (c) disburse the same to such Holders.

            E.          Payments with respect to claims for interest on and principal of Obligations disbursed by the Paying Agent/Trustee from proceeds of the Policy shall not be considered to discharge the obligation of the Issuer with respect to such Obligations, and the Insurer shall become the owner of such unpaid Obligation and claims for the interest in accordance with the tenor of the assignment made to it under the provisions of this subsection or otherwise.

F. Irrespective of whether any such assignment is executed and delivered, the Issuer and the Paying Agent/Trustee hereby agree for the benefit of the Insurer that:
Exhibit A-17

            1.          They recognize that to the extent the Insurer makes payments, directly or indirectly (as by paying through the Paying Agent/Trustee), on account of principal of or interest on the Obligations, the Insurer will be subrogated to the rights of such Holders to receive the amount of such principal and interest from the Issuer, with interest thereon as provided and solely from the sources stated in this Indenture and the Obligations; and

            2.          They will accordingly pay to the Insurer the amount of such principal and interest (including principal and interest recovered under subparagraph (ii) of the first paragraph of the Policy, which principal and interest shall be deemed past due and not to have been paid), with interest thereon as provided in this Indenture and the Obligation, but only from the sources and in the manner provided herein for the payment of principal of and interest on the Obligations to Holders, and will otherwise treat the Insurer as the owner of such rights to the amount of such principal and interest.

G. In connection with the issuance of additional Obligations, the Issuer shall deliver to the Insurer a copy of the disclosure document, if any, circulated with respect to such additional Obligations.
H. Copies of any amendments made to the documents executed in connection with the issuance of the Obligations which are consented to by the Insurer shall be sent to Standard & Poor's Corporation.
I. The Insurer shall receive notice of the resignation or removal of the Paying Agent/Trustee and the appointment of a successor thereto.
J. The Insurer shall receive copies of all notices required to be delivered to Bondholders and, on an annual basis, copies of the Issuer's audited financial statements.

          Notices: Any notice that is required to be given to a holder of the Obligation or to the Paying Agent/Trustee pursuant to the Indenture shall also be provided to the Insurer. All notices required to be given to the Insurer under the Indenture shall be in writing and shall be sent by registered or certified mail addressed to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504 Attention: Surveillance.

          K.          The Issuer/Obligor agrees to reimburse the Insurer immediately and unconditionally upon demand, to the extent permitted by law, for all reasonable expenses, including attorneys' fees and expenses, incurred by the Insurer in connection with (i) the enforcement by the Insurer of the Issuer's /Obligor's obligations, or the preservation or defense of any rights of the Insurer, under this Resolution/Indenture and any other document executed in connection with the issuance of the Obligations, and (ii) any consent, amendment, waiver or other action with respect to the Resolution/Indenture or any related document, whether or not granted or approved, together with interest on all such expenses from and including the date incurred to the date of payment at Citibank's Prime Rate plus 1% or the maximum interest rate permitted by law, whichever is less. In addition, the Insurer reserves the right to charge a fee in connection with its review of any such consent, amendment or waiver, whether or not granted or approved.

          L.          The Issuer/Obligor agrees not to use the Insurer's name in any public document including, without limitation, a press release or presentation, announcement or forum without the Insurer's prior consent; provided however, such prohibition on the use of the Insurer's name shall not relate to the use of the Insurer's standard approved form of disclosure in public documents issued in connection with the current Obligations to be issued in accordance with the terms of the Commitment; and provided further such prohibition shall not apply to the use of the Insurer's name in order to comply with public notice, public meeting or public reporting requirements.

Exhibit A-18
Form Of Financial Guaranty Insurance Policy
FINANCIAL GUARANTY INSURANCE POLICY
MBIA Insurance Corporation Armonk, New York 10504
Policy No. [NUMBER]

MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this policy, hereby unconditionally and irrevocably guarantees to any owner, as hereinafter defined, of the following described obligations, the full and complete payment required to be made by or on behalf of the Issuer to [PAYING AGENT/TRUSTEE] or its successor (the "Paying Agent") of an amount equal to (i) the principal of (either at the stated maturity or by any advancement of maturity pursuant to a mandatory sinking fund payment) and interest on, the Obligations (as that term is defined below) as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, other than any advancement of maturity pursuant to a mandatory sinking fund payment, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration, unless the Insurer elects, in its sole discretion, to pay in whole or in part any principal due by reason of such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and (ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts." "Obligations" shall mean:

[PAR] [LEGAL NAME OF ISSUE]

Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail or guaranteed overnight delivery, or upon receipt of written notice by registered or certified mail or guaranteed overnight delivery, by the Insurer from the Paying Agent or any owner of an Obligation the payment of an Insured Amount for which is then due, that such required payment has not been made, the Insurer on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with U.S. Bank Trust National Association, in New York, New York, or its successor, sufficient for the payment of any such Insured Amounts which are then due. Upon presentment and surrender of such Obligations or presentment of such other proof of ownership of the Obligations, together with any appropriate instruments of assignment to evidence the assignment of the Insured Amounts due on the Obligations as are paid by the Insurer, and appropriate instruments to effect the appointment of the Insurer as agent for such owners of the Obligations in any legal proceeding related to payment of Insured Amounts on the Obligations, such instruments being in a form satisfactory to U.S. Bank Trust National Association, U.S. Bank Trust National Association shall disburse to such owners, or the Paying Agent payment of the Insured Amounts due on such Obligations, less any amount held by the Paying Agent for the payment of such Insured Amounts and legally available therefor. This policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation.

As used herein, the term "owner" shall mean the registered owner of any Obligation as indicated in the books maintained by the Paying Agent, the Issuer, or any designee of the Issuer for such purpose. The term owner shall not include the Issuer or any party whose agreement with the Issuer constitutes the underlying security for the Obligations.

Any service of process on the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504 and such service of process shall be valid and binding.
This policy is non-cancellable for any reason. The premium on this policy is not refundable for any reason including the payment prior to maturity of the Obligations.
IN WITNESS WHEREOF, the Insurer has caused this policy to be executed in facsimile on its behalf by its duly authorized officers, this [DAY] day of [MONTH, YEAR].
MBIA Insurance Corporation
_________________________________ President
Attest: ____________________________________ Assistant Secretary
Exhibit A-1
Form Of Opinion Of General Counsel Of The Company
1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of each of the State of Delaware and the Commonwealth of Virginia.

                       2.          The Company has corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Disclosure Documents and to enter into and perform its obligations under the Agreement.

                       3.          The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                       4.          All of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, except for shares of issued and outstanding preferred stock, are owned by Conectiv. All of the shares of issued and outstanding capital stock of Conectiv have been duly authorized and validly issued and are fully paid and non-assessable and are owned by Pepco Holdings, Inc. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

5. The Agreement and the Indenture have been duly authorized, executed and delivered by the Company.

                       6.          The Notes have been duly authorized and executed by the Company, and when the Notes have been (A) authenticated and delivered by the Indenture Trustee under the Indenture and (B) issued and delivered by the Company against payment of the purchase price therefor as provided in the Agreement, the Notes will constitute valid securities within the meaning of Section 8-110(a)(1) of the Delaware Uniform Commercial Code and Section 8.8A-110(a)(1) of the Virginia Uniform Commercial Code.

                       7.          No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Agreement in connection with the offering, issuance, sale or delivery of the Notes by the Company, except such as have already been obtained or such as may be required under state securities laws, and the Company has complied, in all material respects, with all terms and conditions contained in all such consents, approvals, authorizations and orders as have been obtained.

                       8.          Except as disclosed in the Disclosure Documents, there is not pending or, to the best of my knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body, domestic or foreign, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be

EXHIBIT 4.4(a)
expected to materially and adversely affect the consummation of the transactions contemplated in the Agreement or the performance by the Company of its obligations thereunder.

                       9.          The execution, delivery and performance of the Indenture and the Agreement and the issuance and sale of the Notes and compliance with the terms thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of their properties that in my experience customarily applies to transactions of the type contemplated by the Agreement, the Indenture and the Notes, (ii) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or (iii) the articles of incorporation or by-laws of the Company, except, in the cases of clauses (i) and (ii) above, for any such breach, violation, or default that would not result in a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell the Notes as contemplated by the Agreement.

E4.4(a)-2
Form Of Opinion Of Covington & Burling, Counsel For The Company

                       1.          The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                       2.          The Notes are in the form contemplated by the Indenture and have been duly executed by the Company, and when the Notes have been (A) authenticated and delivered by the Indenture Trustee under the Indenture and (B) issued and delivered by the Company against payment of the purchase price therefor as provided in the Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and will be entitled to the benefits of the Indenture.

3. The Agreement has been duly authorized, executed and delivered by the Company.

                       4.          No registration of the Notes under the Securities Act, and no qualification of an indenture under the Trust Indenture Act of 1939, as amended, is required in connection with the offer and sale of the Notes in the manner contemplated by the Agreement.

                       5.          The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in Section 5.14 of the Agreement will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                       6.          Neither the issuance and the sale of the Notes by the Company nor the use of the proceeds thereof as described in Section 5.14 of the Agreement violates Regulation X of the Board of Governors of the Federal Reserve System or will cause any of the Purchasers to violate Regulation U of the Board of Governors of the Federal Reserve System to the extent any of them may be subject thereto.

EXHIBIT 4.4(b)
Form Of Opinion Of Special Counsel For The Purchasers
1. The Company is an existing corporation in good standing under the laws of the State of Delaware and the State of Virginia.
2. The Agreement has been duly authorized, executed and delivered by the Company.

                       3.          The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by laws and principles of equity relating to or affecting generally the enforcement of creditors' rights including, without limitation, bankruptcy and insolvency laws.

                       4.          The Notes have been duly authorized by the Company, and, when the Notes have been duly executed by the Company and authenticated and delivered by the Indenture Trustee under the Indenture and issued and delivered by the Company and paid for in accordance with the Agreement, the Notes will have been duly executed, issued and delivered, will be in the form contemplated by and entitled to the benefits provided by the Indenture and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by laws and principles of equity of the character referred to in paragraph 3 above.

                       5.          No registration of the Notes under the Securities Act, and no qualification of an indenture under the Trust Indenture Act of 1939, as amended, is required in connection with the offer and sale of the Notes in the manner contemplated by the Agreement.

EXHIBIT 4.4(c)